As filed with the Securities and Exchange Commission on October 23, 2001
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                         VALLEY FORGE SCIENTIFIC CORP.
             (Exact Name of Registrant as Specified in its Charter)
    PENNSYLVANIA                                    23-2131580
(State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                     Identification no.)

            136 Green Tree Road, Suite 100, Oaks, Pennsylvania 19456
             (Address of principal executive offices and zip code)
                ________________________________________________
                         Valley Forge Scientific Corp.
                 2000 Non-Employee Directors Stock Option Plan
                            (full title of the plan)
                  ___________________________________________
                           JERRY L. MALIS, PRESIDENT
                         VALLEY FORGE SCIENTIFIC CORP.
                 136 Green Tree Road, Suite 100, Oaks, PA 19456
               (Name and address of agent for service of process)
                                 (610) 666-7500
          (Telephone number, including area code of agent for service)
                           -------------------------
                                   Copies to:
                           Russell U. Schenkman, Esq.
                                Hale & Schenkman
                           13 Roszel Road, Suite C225
                              Princeton, NJ  08540
                                 (609) 452-0110
 This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act")

                        CALCULATION OF REGISTRATION FEE

Title of      Amount to be    Proposed Maximum  Proposed Maximum   Amount of
Each Class    Registered (1)  Offering Price    Aggregate Offering Registration
of Securities                 per share (2)     Price (2)          Fee (2)
be Offered
------------  ----------      ----------        -------------      -----------
Common Stock,   150,000         $   2.89          $   423,000        $  105.75
no par value,
reserved and
outstanding
under 2000
Non-Employee
Directors'
Stock Option
Plan


(1) Represents the number of shares which may be issued upon the issuance and exercise of all options issued and authorized to be issued under the 2000 Non-Employee Directors' Stock Option Plan ("Plan"). Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) The fee for the shares of Common Stock included in this Registration Statement is calculated solely for purposes of this offering under Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant's Common Stock reported on the NASDAQ on October 15, 2001.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Valley Forge Scientific Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission").

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, including any amendment to that report;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a), above; and

(c) The Registrant's Registration Statement No. 1-10382 on Form 8-A filed with the Commission on October 30, 1989 and declared effective on November 15, 1989, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

 All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superse ded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Officers and Directors

As permitted by the Pennsylvania Associations Code, the Company's by-laws provide that the directors of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action unless
(i) the director has breached or failed to perform the duties of his office as set forth in Section 513 to the Pennsylvania Associations Code; and (ii) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the foregoing sentence shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state, or federal law.

In addition, the Company's by-laws provide for indemnification of all officers and directors against liabilities or expenses incurred in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company's best interest and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful, unless a court determines that the officer's or director's actions or omissions constituted willful misconduct or recklessness, or, with regard to derivative actions, unless the action, suit or proceeding involves liability by the directors or officer to the Company and no court determines that such director or officer is entitled to indemnification. The Company's by-laws also provide that expenses incurred by a director or officer in defending any such action may be advanced by the Company if the director or officer undertakes to repay such amount if it is dete rmined that he is not entitled to indemnification.

                                      [2]

 INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits

     4.1 Amended and Restated Certificate of Incorporation of the Company (is incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended September 30, 1999).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(b) the Company's Registration Statement on Form S-18, filed with the Securities and Exchange Commission on September 7, 1989
         (File #33-31008-NY)).

     4.3 Valley Forge Scientific Corp. 2000 Non-Employee Directors' Stock Option Plan.

     5.1 Opinion and consent of Hale & Schenkman.

     23.1 Consent of Samuel Klein & Co., Independent Auditors.

     23.2 Consent of Hale & Schenkman (including Exhibit 5.1).

     24.1 Power of Attorney (Reference is made to Page 4 of this Registration Statement).

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Except that, subparagraphs (i) and (ii) of this paragraph do not apply provided that the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                                      [3]

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of ap propriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oaks, State of Pennsylvania, on the 19th day of October, 2001.



                                  VALLEY FORGE SCIENTIFIC CORP.



                                  By:  /s/ Jerry L. Malis
                                  Jerry L. Malis, President, and Chairman
                                   of the Board
[4]

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

That the undersigned officers and directors of Valley Forge Scientific Corp., a Pennsylvania corporation, do hereby constitute and appoint Jerry L. Malis, the lawful attorney-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                        Date

/s/ Jerry L. Malis         Chairman of the Board,          October 19, 2001
Jerry L. Malis             President

/s/ Leonard I. Malis       Director                        October 19, 2001
Leonard I. Malis

/s/ Bruce A. Murray        Director                        October 19, 2001
Bruce A. Murray

/s/ Robert H. Dick         Director                        October 19, 2001
Robert H. Dick

/s/ Louis Uchitel          Director                        October 19, 2001
Louis  Uchitel

                                      [5]

                         Valley Forge Scientific Corp.
                                    Form S-8
                                 EXHIBIT INDEX

Exhibit No.            Description                                     Page No.

4.1 Amended Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended September 30, 1999).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(b) the Company's Registration Statement on Form S-18, filed with the Securities and Exchange Commission on September 7, 1989 (File #33-31008-NY)).

4.3         Valley Forge Scientific Corp. 2000 Non-Employee Directors' Stock
            Option Plan.

5.1         Opinion and consent of Hale & Schenkman.

23.1        Consent of Samuel Klein & Co., Independent Auditors.

23.2        Consent of Hale & Schenkman (included in Exhibit 5.1).

24.1 Power of Attorney (Reference is made to Page 4 of this Registration Statement).

                                  EXHIBIT 4.3
                         VALLEY FORGE SCIENTIFIC CORP.
                               2000 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN


 1. Purpose. The purpose of this Plan is to advance the interests of Valley Forge Scientific Corp., a Pennsylvania corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

 2. Definitions. As used herein, the following terms shall have the meanings indicated:

 (a) "Board" shall mean the Board of Directors of Valley Forge Scientific Corp.

 (b) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 12 hereof.

 (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4 hereof.

 (d) "Director" shall mean a member of the Board.

 (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not either employees of the Company or a Subsidiary or members of the immediate family of an employee-director of the Company or a Subsidiary.

 (f) "Fair Market Value" means: (i) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of a Share reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Shares are admitted to trading on a United States securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for a Share on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; and (iiii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

 (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

 (h) "Nonstatutory Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

 (i) "Option" shall mean any option granted pursuant to this Plan.

                                      [1]

 (j) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.


 (k) "Plan" shall mean this 2000 Non-Employee Directors' Stock Option Plan of Valley Forge Scientific Corp., as amended from time to time.

 (1) "Share(s)" shall mean a share or shares of the common stock, no par value per share, of the Company.

 (m) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

 3. Shares and Options. The maximum number of Shares to be issued pursuant to Options under this Plan shall be ONE HUNDRED FIFTY THOUSAND (150,000)
Shares.   Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares If any Option granted under this Plan shall terminate, expire or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonstatutory Stock Option.

 4. Automatic Grant of Options. (a) Options shall automatically be granted to Directors as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

 (b) The Options automatically granted to Directors under this Section 4 shall be in addition to any other Options granted pursuant to this Plan, regular director's fees and other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

 (c) Options shall be automatically granted as follows:

 (i) Each Director who is an Eligible Person shall automatically receive an Option for TEN THOUSAND (10,000) Shares on the date this Plan is adopted by the Board of Directors of the Company, and each Eligible Person shall automatically receive on the first business day after he/she is first appointed or elected a Director an Option for TEN THOUSAND (10,000) Shares, and such Options shall vest on the Date of Grant.

 (ii) Each Director who is an Eligible Person shall automatically receive on the first business day after the date of each annual meeting of stockholders of the Company at which such Director is re-elected to the Board of Directors of the Company, an Option to purchase TEN THOUSAND (10,000) Shares, and such Options shall vest on the Date of Grant.

                                      [2]

 (d)  Any Option that may be granted pursuant to subparagraph (c) of this
Section 4 prior to the approval of this Plan by the stockholders of the Company may be exercised on or after the Date of Grant subject to the approval of this Plan by the stockholders of the Company within twelve (12) months after the effective date of this Plan. If any Optionee exercises an Option prior to such stockholder approval, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the Shares to be issued pursuant to such exercise until the stockholders approve this Plan. If this Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If this Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee.

 5.   Discretionary Grant of Options .    In addition to the Options
automatically granted under Section 4 of this Plan, the Committee may grant Options at any time during the term of this Plan to any Eligible Person. Subject only to the applicable limitations set forth in this Plan and applicable law, the number of Shares to be covered by an Option shall be as determined by the Committee. Each Option granted pursuant to this Section 5 shall be evidenced by an Option Agreement and shall contain such terms as are not inconsistent with this Plan or any applicable law.

 6. Option Price. The Option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

 7. Exercise of Options. Options may be exercised at any time after the date on which the Options, or any portion thereto are vested until the Option expires pursuant to Section 8. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless fur ther limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above, provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company.

 8. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

 (a) with respect to Options granted automatically pursuant to Section 4(c), two (2) years after the date that an Optionee ceases to be a Director regardless of the reason therefor, other than as a result of such termination by death of the Optionee; or

 (b) the tenth (10th) anniversary of the Date of Grant of the Option.

                                      [3]

 9. Adjustment of Shares. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned, and

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

 In addition, the Committee shall make such adjustments in the Option price and the number of shares covered by outstanding Options that are required to prevent dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, spin-off or any other change in capital structure of the Company.

 (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

 (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right of power of the Company to make, authorize or consummate (i) any or all adjustments recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

 10. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that, so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise the related Option; provided however, that the Committee may, in its discretion, at the time of an Option or by amendment of an Option, provide that Options granted to or held by an Eligible Person may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that: (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Eligible Person's "immediate family" (as defined below) or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Eligible Person's immediate family; and (iii) such transfer is specifically approved

                                      [4]
by the Committee following the receipt of a written request for approval of the transfer. In the event an Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Option may not be subsequent transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Option shall continue to be governed by and subject to the term and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Eligible Person as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any person, any spouse, chlid, stepchild or grandchild, and shall included relationships arising from legal adoption.

 11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

 (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of such Shares; and

(ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

 Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

 12. Administration of the Plan. (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than two (2) non-employee members of the Board, provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

 (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

 (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the written approval of a majority of the members of the Committee.

 (d) This Plan is intended and has been drafted to comply with Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

                                      [5]

 13. Interpretation. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

 (b)THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF PENNSYLVANIA EXCEPT TO THE EXTENT SUPERSEDED BY THE LAWS OF THE UNITED STATES OR THE PROPERTY LAWS OF ANY STATE.

 (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

 (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

 14.   Section 83(b) Election.   If as a result of exercising an Option an
Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to such Optionee, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctnes s of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

 15. Effective Date and Termination Date. This Plan is adopted as of December 12, 2000. The effective date of any amendment to the Plan is the date on which the Board adopted such amendment, provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on December 12, 2010, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised.

                                      [6]

                                  EXHIBIT 5.1

                                                October 17, 2001
Valley Forge Scientific Corp.
136 Green Tree Road, Suite 100
P.O. Box 1179
Oaks, PA  19456-1179

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

 As legal counsel for Valley Forge Scientific Corp., a Pennsylvania corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 150,000 shares of the common stock, no par value ("Common Stock"), of the Company which are reserved for issuance pursuant to the Valley Forge Scientific Corp 2000 Non-Employee Directors' Stock Option Plan (the "Plan").

 We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

 Based on such examination, we are of the opinion that the 150,000 shares of Common Stock which may be issued upon exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

The Company is a Pennsylvania corporation. We are not admitted to practice in Pennsylvania. However, we are familiar with the corporation laws of the State of Pennsylvania and have made such review thereof as we consider necessary for the purposes of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Pennsylvania, and to the present federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended or the General Rules and Regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                               /s/ Hale & Schenkman
                                               Hale & Schenkman

                                      [7]

                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2000, included in the Valley Forge Scientific Corp.'s Form 10-K for the year ended September 30, 2000.

/s/  Samuel Klein & Co.

Samuel Klein & Co.
Newark, New Jersey
October 19, 2001

                                      [8]